UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011

Gladstone Investment Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00704 (Commission File Number)	83-0423116 (IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant's telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2011, Jack Reilly was elected to the Board of Directors of Gladstone Investment Corporation (the "Company") and appointed as a member of the Company’s Audit Committee, effective immediately.

Since 1987, Mr. Reilly has been the President of Reilly Investment Corporation, which provides advisory services and financing to public and private companies involved in real estate financing. Mr. Reilly served as President and CEO of Reilly Mortgage Group, Inc. from 1976 to 1984, before the company was sold to Perpetual Savings Bank.  From 1971 to 1976 Mr. Reilly served as Vice President at Walker & Dunlop, Inc., which specialized in commercial loan origination, joint ventures and HUD programs. Prior to that, he worked as a Research Engineer for the Crane Company after serving in the U.S. Navy as a Supply Officer from 1964 to 1967.  Mr. Reilly received a Bachelor of Arts and a Bachelor of Science, Mechanical Engineering from University of Notre Dame and an MBA from Harvard Business School. He is involved in many notable charities in the Washington, D.C. area.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation (Registrant)
January 11, 2011	By: /s/ David Watson (David Watson, Chief Financial Officer)